UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)          The 2025 annual meeting of stockholders (the “2025 Annual Meeting”) of XPO, Inc. (the “Company”) was held on May 15, 2025.

(b)          At the 2025 Annual Meeting, the stockholders considered each of the proposals presented in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) for the 2025 Annual Meeting and voted to (1) elect each of the Company’s nominees for director; (2) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025; and (3) approve the advisory vote on the Company’s executive compensation. The proposals are further described in the Proxy Statement.

1.	Election of directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brad Jacobs	102,267,223	4,309,879	36,525	5,530,118
Bella Allaire	97,063,173	9,501,393	49,061	5,530,118
J. Wes Frye	105,949,904	617,548	46,175	5,530,118
Mario Harik	106,240,200	333,302	40,125	5,530,118
Michael G. Jesselson	105,353,488	1,221,089	39,050	5,530,118
Allison Landry	106,369,798	207,626	36,203	5,530,118
Irene Moshouris	105,899,222	649,473	64,932	5,530,118
Johnny C. Taylor, Jr.	106,196,031	379,357	38,239	5,530,118

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025:

Votes For	111,432,580
Votes Against	663,433
Abstentions	47,732
Broker Non-Votes	0

3.	Advisory vote to approve executive compensation:

Votes For	105,328,923
Votes Against	1,182,758
Abstentions	101,946
Broker Non-Votes	5,530,118

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025	XPO, INC.

	By:	/s/ Wendy Cassity
Wendy Cassity
Chief Legal Officer and Corporate Secretary